Exhibit C

CONSENT

     I hereby consent to the use of my name and the making of the statements with respect to me which are set forth under the caption “Official Statements” in the Prospectus of the Republic of Italy included in this Registration Statement filed by the Republic of Italy with the Securities and Exchange Commission of the United States.

By:	/s/ DOMENICO SINISCALCO
Name:	Prof. Domenico Siniscalco
Title:	Director General
Treasury Department Ministry of Economy and Finance

     Dated: June 13, 2003.

C-1